Exhibit 99.1

FILED DISTRICT COURT Third Judicial District JUN 30 2008 SALT LAKE COUNTY By ____________/s/______________ Deputy Clerk

Michael L. Labertew - 5501

LABERTEW & ASSOCIATES, LLC

Receiver for PGMI, Inc.

2825 East Cottonwood Parkway, Suite 500

Salt Lake City, Utah  84121

Telephone: (801) 424-3555

IN THE THIRD DISTRICT COURT

SALT LAKE COUNTY, SALT LAKE DEPARTMENT, STATE OF UTAH

___________________________________________________________________________________

MARK E. BUCK,

ORDER

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Plaintiff,

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vs.

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PGMI, INC., a Utah corporation, EIICHI

KANEMOTO, member of Board of Directors,

)

SHINICHI KANEMOTO, member of Board

of Directors, PGMI, INC., a Delaware

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corporation, MARUGIN INTERNATIONAL,

INC. a corporation organized under the laws of

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Case No. 070906630

Japan, and JOHN DOES I-XX, transferees of

Judge Denise P. Lindberg

corporate property,

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Defendants.

___________________________________________________________________________________

The Court, having reviewed the Amended Motion for Approval of Transfer of Subsidiary Marugin International, Inc. and Memorandum in Support of the same, as filed by Michael L. Labertew, Court-Appointed Receiver in the above-entitled matter, having noted that no response was filed by any of the parties in the matter, and the time to respond by law having expired, and good cause appearing,

HEREBY ORDERS as follows:

1.    PGMI, Inc.’s wholly-owned subsidiary, Marugin International, Inc., a Japan corporation, is hereby transferred from PGMI, Inc. to PGMI Marugin Business Trust, a Utah business trust, effective as of June 30, 2006, said date being the last year-end date in which PGMI, Inc. controlled Marugin International, Inc., and which transfer will allow PGMI, Inc. to audit its financials for the periods and years following June 30, 2006 and to bring its filings current with the Securities & Exchange Commission.

2.    The Receiver is ordered to hold Marugin International, Inc. in trust in PGMI Marugin Business Trust, under the direction of this Court until such time as Marugin International, Inc. is transferred or sold as may be further ordered by this Court.

3.    The Receiver is hereby given approval to seek a purchaser for Marugin International, Inc. or a portion thereof, subject to the Court subsequently approving the terms of any such sale.

DATED this 30 day of June, 2008.

THIRD DISTRICT COURT

/s/

CERTIFICATE OF DELIVERY

The undersigned hereb certifies that a true and correct copy of the foregoing Proposed Order was mailed, via express mail, to the following this 6th day of June, 2008:

Marugin International, Inc.

276 Suijin-cho

Ina-si, Nagano-ken, Japan

Shinichi Kanemoto

276 Suijin-cho

Ina-si, Nagano-ken, Japan

Eiichi Kanemoto

276 Suijin-cho

Ina-si, Nagano-ken, Japan

and to the following by email this 6th day of June, 2008:

Trent Waddoups, Esq,

CARR &  WADDOUPS, LLC

Attorneys for Plaintiff

8 East Broadway #609

Salt Lake City, UT 84111

PGMI, Inc.

55 Merchant Street

Suite 3100, Harbor Court

Honolulu, HI 96813

/s/ Michael L. Labertew

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